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NexCen Brands Receives
Notification Letter from Nasdaq

NEW YORK - August 12, 2008 - NexCen Brands, Inc. (NASDAQ: NEXC), today announced that on August 11, 2008, the Company received additional notification from The Nasdaq Stock Market (“Nasdaq”) that the Company is not in compliance with the continued listing requirement of Nasdaq Marketplace Rule 4310(c)(14) due to its failure to file its Quarterly Report on Form 10-Q for the period ended June 30, 2008.

As noted in the Company’s Notification of Late Filing on Form 12b-25 filed with the SEC on August 5, 2008, it expects to file its Quarterly Report on Form 10-Q for the period ended June 30, 2008 as soon as practicable after the Company files an amendment to its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the period ended March 31, 2008.

As previously disclosed, the Company received a Nasdaq Staff Determination letter indicating that its common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14) due to its failure to file its Quarterly Report on Form 10-Q for the first quarter of 2008. Following the Company’s receipt of the initial letter, the Company requested and was granted a hearing before the Nasdaq Listing Qualifications Panel. At the hearing, held on July 10, 2008, the Company presented its plan to regain compliance with Nasdaq’s filing requirements. The Company’s common stock will remain listed on Nasdaq pending a listing determination by the Panel. The Company cannot provide any assurances that the Panel will grant the Company’s request for continued listing.

About NexCen Brands
NexCen acquires and manages global brands, generating revenue through licensing and franchising. We currently own and license the Bill Blass and Waverly brands, as well as seven franchised brands. Two franchised brands - The Athlete’s Foot and Shoebox New York - sell retail footwear and accessories. Five are quick-service restaurants - Marble Slab Creamery, MaggieMoo’s, Pretzel Time, Pretzelmaker, and Great American Cookies.

Forward-Looking Statement Disclosure
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expected cost savings, expectations for the future performance of our brands or expectations regarding the impact of recent developments on our business. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we may be subject to Nasdaq delisting proceedings if we do not regain compliance with Nasdaq’s minimum bid requirement by the applicable deadline or if we do not regain compliance with Nasdaq’s filing requirements for Quarterly Reports on Form 10-Q within the required timeframe, (2) as a result of our inability to file our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and the possible need to amend our Annual Report on Form 10-K for the year ended December 31, 2007, it is possible that we may be subject to governmental investigations and third-party claims, (3) we may not be able to restructure our existing bank credit facility to provide our business with needed liquidity, (4) other potential alternatives to seek additional liquidity, such as selling one or more of our businesses, may not be successful or may not generate sufficient proceeds to meet our liquidity needs, including our debt service obligations, (5) we may not be successful in operating or expanding our brands or integrating our acquisitions into our overall business strategy, (6) any failure to meet our debt obligations would adversely affect our business and financial conditions, and our need for additional near-term liquidity could result in a sale of one or more of our businesses at less than an optimal price or an inability to continue to operate one or more of our businesses and (7) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.